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                                                                     EXHIBIT 4.3

(FRONT)



INCORPORATED UNDER THE LAWS
OF THE STATE OF DELAWARE


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The viaLink Company

Series D Convertible
Preferred Stock




         THIS CERTIFIES THAT _______ is the registered holder of _______ (____) fully paid and non-assessable shares of Series D Convertible Preferred Stock, $0.001 par value, of The viaLink Company, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

                  IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation as of this 30th day of September, 2002.









-----------------------------------         ------------------------------------
Vice President                                               Assistant Secretary
$0.001
par value


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(BACK)

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The viaLink Company

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Series D

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September 30, 2002

THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE VIALINK COMPANY SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.